UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            FIRST AMERICAN GROUP INC.
             (Exact name of Registrant as specified in its charter)

        Nevada                                             27-2094706
(State of Incorporation)                    (I.R.S. Employer Identification No.)

     11037 Warner Ave, Suite 132
     Fountain Valley, California                             92708
(Address of principal executive offices)                   (Zip Code)

        Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class                               Name of each exchange of which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

  Not applicable                                           Not applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
No. 333-171091

       Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.001 PER SHARE
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the Common Stock of the Registrant is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form S-1 (File No. 333-171091) as filed with the Securities and Exchange Commission on December 12, 2010 and as amended, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

ITEM 2. EXHIBITS

Exhibit No.             Description
-----------             -----------

  3.1.1          Articles of Incorporation*

  3.1.2          Certificate of Amendment of the Articles of Incorporation*

  3.2            Bylaws*

----------
* As filed in the Registrant's Registration Statement on Form S-1 (File No. 333-171091) on December 12, 2010.

                                   SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    FIRST AMERICAN GROUP INC.
                                    (Registrant)


Date: July 17, 2012                 By: /s/ Mazen Kouta
                                       -----------------------------------------
                                    Name:  Mazen Kouta
                                    Title: President and Treasurer
                                           (and principal accounting officer and
                                           principal financial officer)

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